As filed with the Securities and Exchange Commission on June 8, 2012

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DELCATH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	06-1245881 (I.R.S. Employer Identification No.)

810 Seventh Avenue

35th Floor

New York, New York 10019

(Address of Principal Executive Offices) (Zip Code)

Delcath Systems, Inc. 2009 Stock Incentive Plan, as amended

(Full title of the plan)

Peter J. Graham

Executive Vice President, General Counsel

Delcath Systems, Inc.

810 Seventh Avenue

35th Floor

New York, New York 10019

(212) 489-2100

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a small reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common Stock ($.01 par value)	2,300,000 shares	$1.57	$3,599,500	$412.50

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of shares of common stock, par value $.01 per share (“Common Stock”) of the Registrant stated above, an indeterminate number of additional shares of Common Stock which may become issuable under the Registrant’s 2009 Stock Incentive Plan, as amended (the “Plan”) by reason of certain corporate transactions or events, including any stock dividend, stock split or any other similar transaction effected which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)	The fee is based solely on the 2,300,000 shares of Common Stock newly available for issuance under the Plan and is estimated in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act solely for purposes of calculating the registration fee and based upon the average of the high and low prices of the Common Stock reported by the Nasdaq Capital Market on June 7, 2012.

(3)	The registration fee has been calculated pursuant to Section 6(b) of the Securities Act by multiplying .0001146 by the proposed maximum aggregate offering price (as computed in accordance with Rule 457 under the Securities Act solely for the purpose of determining the registration fee of the securities registered hereby).

Explanatory Note

This Registration Statement on Form S-8 (“Registration Statement”) is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 2,300,000 shares of the common stock, par value $0.01 per share, of Delcath Systems, Inc. (the “Company” or “Registrant”), which may be issued pursuant to awards under the Plan. In accordance with General Instruction E to Form S-8, the Company hereby incorporates herein by reference the contents of the Form S-8 filed by the Company with respect to the Plan on May 19, 2010 (Registration No. 333-166956), together with all exhibits filed therewith or incorporated therein by reference to the extent not otherwise amended or superseded by the contents of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

5.1	Opinion of Skadden Arps, Slate, Meagher & Flom LLP
23.1	Consent of Skadden Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP
23.3	Consent of Grant Thornton LLP
99.1	Delcath Systems, Inc. 2009 Stock Incentive Plan, as amended (incorporated by reference to Appendix B to the Registrant’s proxy statement on Schedule 14-A, filed April 27, 2012)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of New York, State of New York on the 31 day of May, 2012.

DELCATH SYSTEMS, INC.

By	/s/ Eamonn P. Hobbs

Eamonn P. Hobbs
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Eamonn P. Hobbs Eamonn P. Hobbs	President, Chief Executive Officer, and Director (principal executive officer)	May 31, 2012

/s/ Graham G. Miao Graham G. Miao	Chief Financial Officer (principal financial officer)	May 29, 2012

/s/ Barbra Keck Barbra Keck	Vice President and Controller (principal accounting officer)	May 31, 2012

/s/ Harold S. Koplewicz Harold S. Koplewicz	Chairman of the Board	May 29, 2012

/s/ Robert B. Ladd Robert B. Ladd	Director	May 29, 2012

/s/ Gabriel Leung Gabriel Leung	Director	May 30, 2012

/s/ Laura A. Philips Laura A. Philips	Director	May 31, 2012

/s/ Roger G. Stoll Roger G. Stoll	Director	May 31, 2012

/s/ Douglas G. Watson Douglas G. Watson	Director	May 29, 2012

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